OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                     Feb-01


                                      Scheduled Principal Balance of Contracts
 -----------------------------------------------------------------------------------------------------------------------------------

 Beginning                                                                         Ending            Scheduled
 Principal          Scheduled       Prepaid          Liquidated     Pre-Funding    Principal         Gross             Servicing
 Balance            Principal       Principal        Principal                     Balance           Interest          Fee
 -----------------------------------------------------------------------------------------------------------------------------------

 246,491,852.27   (472,691.63)    (1,323,894.32)    (97,414.93)        0.00     244,597,851.39     2,474,581.35        205,409.88
 ===================================================================================================================================


      Scheduled                                                  Amount
        Pass Thru             Liquidation                        Available for                             Total
        Interest              Proceeds                           Distribution                              Distribution
------------------------------------------------------------------------------------------------------------------------------

   2,269,171.47          55,833.29              0.00           4,327,000.59               0.00       4,327,000.59
==============================================================================================================================


                                              Certificate Account
 -----------------------------------------------------------------------------------------------------------------------------------

 Beginning                        Deposits                                            Investment               Ending
 Balance              Principal           Interest           Distributions            Interest               Balance
 -----------------------------------------------------------------------------------------------------------------------------------

 2,608,617.87       1,894,349.45        2,386,781.55        (6,027,902.48)              6,343.45             868,189.84
 ===================================================================================================================================



                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

     Beginning             Recovered            Current            Ending
      Balance              Advances             Advances           Balance
--------------------------------------------------------------------------------

   1,548,241.47         -1,548,241.47       1,608,106.82        1,608,106.82
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                      February-01


Class B Crossover Test                                                                         Test Met?
---------------------------------------------------------------------------                    ---------------

(a) Remittance date on or after April 2005                                                           N


(b) Average 60 day Delinquency rate <=              5.5%                                             Y




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                Apr. 2005 - Sept. 2006              7%                                               N
                Oct. 2006 - Sept. 2007              8%                                               N
                Oct. 2007 - Mar. 2009               9.5%                                             N
                April 2009 and After                10.5%                                            N


(e) Current realized loss ratio <=                  3.00%                                            Y

(f) Does subordinated cert. percentage equal or
     exceed                                         56.840%
     of stated scheduled pool balance

                Beginning M balances                                             41,323,000.00

                Beginning B balances                                             27,993,000.00

                Overcollateralization                                             7,997,938.14
                                                                           --------------------
                                                                                 77,313,938.14
                Divided by beginning pool
                balance                                                         246,491,852.27
                                                                           --------------------
                                                                                       31.366%       N
                                                                           ====================


Average 60 day delinquency ratio:

                            Over 60s           Pool Balance              %
                       ---------------------------------------------------------
Current Mo                   7,187,777.09         244,597,851.39       2.94%
1st Preceding Mo             5,958,635.88         246,491,852.27       2.42%
2nd Preceding Mo             3,042,549.09         249,997,938.57       1.22%
                                                      Divided by         3
                                                                 ---------------
                                                                       2.19%
                                                                 ===============




Cumulative loss ratio:

                        Cumulative losses             114,745.82
                                          -----------------------
Divided by Initial Certificate Principal          266,597,938.14      0.043%
                                                                 ===============




Current realized loss ratio:

                       Liquidation                 Pool

                             Losses              Balance
                       ------------------------------------------
Current Mo                      41,581.64         246,491,852.27
1st Preceding Mo                58,646.46         249,997,938.57
2nd Preceding Mo                14,517.72         253,822,286.49
                       ------------------------------------------
                               114,745.82         250,104,025.78
                                                                      0.184%
                                                                 ===============

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           Feb-01


                                                                      Delinquency Analysis

                                             31 to 59 days         60 to 89 days        90 days and Over       Total Delinq.
                No. of     Principal               Principal            Principal             Principal             Principal
                Loans      Balance           #       Balance      #      Balance        #      Balance       #       Balance
               ------------------------------------------------------------------------------------------------------------------

Excluding Repos   6,840   241,452,003.01   188   5,337,714.05    50   1,900,420.84    68    2,480,815.13    306   9,718,950.02

          Repos      94     3,145,848.38     5     216,421.34    20     711,213.72    66    2,095,327.40     91   3,022,962.46
               ------------------------------------------------------------------------------------------------------------------

          Total   6,934   244,597,851.39   193   5,554,135.39    70   2,611,634.56   134    4,576,142.53    397  12,741,912.48
               ==================================================================================================================

                                                                                                            5.7%
                                                                                                         ========================


                                               Repossession Analysis
                    Active Repos                      Reversal          Current Month
                    Outstanding                   (Redemption)             Repos                  Cumulative Repos
                           Principal                      Principal             Principal                 Principal
                  #          Balance           #            Balance      #       Balance            #      Balance
               -----------------------------------------------------------------------------------------------

Excluding Repos     94     3,145,848.38        0             0.00      50       1,657,898.72    108        3,467,909.77

          Repos


          Total
                ========

                 5.21%
                ========

OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                             Feb-01

REPOSSESSION LIQUIDATION REPORT


                                     LIQUIDATED                                                                              Net
ACCOUNT        CUSTOMER             PRINCIPAL           SALES           INSUR.          Total         REPOSSESSION      Liquidation
NUMBER           NAME                BALANCE           PROCEEDS        REFUNDS         Proceeds         EXPENSES         Proceeds
------------------------------------------------------------------------------------------------------------------------------------
0053975     MICHAEL T HONEYCUTT      7,588.77         1,600.00           0.00         1,600.00           660.00            940.00
0108597     ADRIAN TUCKER            7,595.04         1,000.00           0.00         1,000.00           660.00            340.00
2271245     BOBBY L MONEY           21,676.97        20,900.00         473.58        21,373.58         6,402.00         14,971.58
2301901     COREY D WILEY           32,531.26        30,000.00         989.79        30,989.79         6,675.00         24,314.79
2214732     PEGGY S IRVAN           28,022.89        30,400.00         187.07        30,587.07         6,687.00         23,900.07
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                                                                          0.00                               0.00
                                 ---------------------------------------------------------------------------------------------------
                                    97,414.93        83,900.00       1,650.44        85,550.44        21,084.00         64,466.44
                                 ===================================================================================================

                                                                                     Net               Current
ACCOUNT        CUSTOMER                  UNRECOV.          FHA INSURANCE         Pass Thru          Period Net          Cumulative
NUMBER           NAME                    ADVANCES            COVERAGE            Proceeds           Gain/(Loss)     Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------
0053975     MICHAEL T HONEYCUTT             954.71                0.00              (14.71)          (7,603.48)
0108597     ADRIAN TUCKER                 1,177.85                0.00             (837.85)          (8,432.89)
2271245     BOBBY L MONEY                 1,777.72                0.00           13,193.86           (8,483.11)
2301901     COREY D WILEY                 2,740.68                0.00           21,574.11          (10,957.15)
2214732     PEGGY S IRVAN                 1,982.19                0.00           21,917.88           (6,105.01)
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                                                                      0.00                0.00
                                 ------------------------------------------------------------------------------------
                                          8,633.15                0.00           55,833.29          (41,581.64)       (114,745.82)
                                 ===================================================================================================


OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Feb-01

CERTIFICATE PRINCIPAL ANALYSIS

       PRINCIPAL
                                         Beginning          Beginning                                            Ending Principal
Senior            Original Certificate  Certificate    Principal Shortfall   Current Principal     Current       Shortfall Carry-
Certificates            Balance           Balance          Carry-Over               Due         Principal Paid         Over
------------------------------------------------------------------------------------------------------------------------------------
A-1                 189,284,000.00     166,599,556.63              0.00         1,894,000.88     1,894,000.88              0.00



                  ------------------------------------------------------------------------------------------------------------------
Total Certificate
  Principal Bal.    189,284,000.00     166,599,556.63              0.00         1,894,000.88     1,894,000.88              0.00
                  ==================================================================================================================


       PRINCIPAL

                       Accelerated
                        Principal                  Ending                               Principal Paid
Senior                 Distribution             Certificate                               Per $1,000
Certificates              Amount                  Balance              Pool Factor       Denomination
-------------------------------------------------------------------
A-1                       620,987.52             164,084,568.23         86.68697%           13.28685


                   ------------------------------------------------
Total Certificate
  Principal Bal.          620,987.52             164,084,568.23
                   ================================================




                                                                         Beginning           Beginning
Subordinate                                       Original Certificate Certificate        Principal Shortfall   Current Principal
Certificates                                      Balance              Balance               Carry-Over            Due
                                                  ----------------------------------------------------------------------------------
M-1                                                   26,660,000.00     26,660,000.00             0.00                 0.00
M-1 Outstanding Writedown                                                        0.00

M-2                                                   14,663,000.00     14,663,000.00             0.00                 0.00
M-2 Outstanding Writedown                                                        0.00

B-1                                                   13,330,000.00     13,330,000.00             0.00                 0.00
B-1 Outstanding Writedown                                                        0.00

B-2                                                   14,663,000.00     14,663,000.00             0.00                 0.00
B-2 Outstanding Writedown                                                        0.00

Excess Asset Principal Balance                         7,997,938.14     10,576,295.64
                                                    --------------------------------------------------------------------------------

Total Excluding Writedown Balances                    77,313,938.14     79,892,295.64             0.00                 0.00
                                                    ================================================================================

All Certificates Excluding Writedown Balances        266,597,938.14    246,491,852.27             0.00         1,894,000.88
                                                    ================================================================================



                                                                                                                   Accelerated
                                                                        Ending Principal       Current              Principal
Subordinate                                        Current              Shortfall Carry-       Writedown/         Distribution
Certificates                                          Principal Paid       Over                 (Writeup)            Amount
                                                  ----------------------------------------------------------------------------------
M-1                                                       0.00                 0.00                 0.00
M-1 Outstanding Writedown                                                                           0.00

M-2                                                       0.00                 0.00                 0.00
M-2 Outstanding Writedown                                                                           0.00

B-1                                                       0.00                 0.00                 0.00
B-1 Outstanding Writedown                                                                           0.00

B-2                                                       0.00                 0.00                 0.00
B-2 Outstanding Writedown                                                                           0.00

Excess Asset Principal Balance                                                                                      (620,987.52)
                                                  ----------------------------------------------------------------------------------

Total Excluding Writedown Balances                        0.00                 0.00                 0.00            (620,987.52)
                                                  ==================================================================================

All Certificates Excluding Writedown Balances     1,894,000.88                 0.00                 0.00                   0.00
                                                  ==================================================================================


                                                          Ending                                 Principal Paid
Subordinate                                            Certificate                                 Per $1,000
Certificates                                              Balance               Pool Factor       Denomination
                                               -------------------------
M-1                                                    26,660,000.00        100.00000%            0.00000
M-1 Outstanding Writedown                                       0.00

M-2                                                    14,663,000.00        100.00000%            0.00000
M-2 Outstanding Writedown                                       0.00

B-1                                                    13,330,000.00        100.00000%            0.00000
B-1 Outstanding Writedown                                       0.00

B-2                                                    14,663,000.00        100.00000%            0.00000
B-2 Outstanding Writedown                                       0.00

Excess Asset Principal Balance                         11,197,283.16
                                               -------------------------

Total Excluding Writedown Balances                     80,513,283.16
                                               =========================

All Certificates Excluding Writedown Balances         244,597,851.39
                                               =========================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REPORTING MO.         MONTH                         Feb-01

CERTIFICATE INTEREST ANALYSIS

                                                                 Current                                Interest
               Pass     Beginning Carry-                        Carry-Over                  Ending       Paid Per
Senior        Through    Over Priority     Current Priority  Priority Interest            Carry-Over       1000          Total Class
Certificates   Rate     Interest Balance   Interest Accrual       Accrual         Paid      Balance    Denomination     Distribution
           -------------------------------------------------------------------------------------------------------------------------
A-1           7.7200%         0.00          1,071,790.48           0.00      1,071,790.48   0.00       5.66234          3,586,778.88


                      ----------------------------------------------------------------------------                  ----------------

Total                         0.00          1,071,790.48            0.00     1,071,790.48   0.00                        3,586,778.88
                      ============================================================================                  ================


                                                                                      Current
                          Pass         Beginning Carry-                             Carry-Over
Subordinate              Through        Over Priority        Current Priority    Priority Interest  Priority Interest
Certificates              Rate         Interest Balance      Interest Accured         Accured              Paid
                      ----------------------------------------------------------------------------------------------------
M-1                         8.4900%               0.00            188,619.50              0.00           188,619.50


M-2                         8.9000%               0.00            108,750.58              0.00           108,750.58


B-1                         9.4200%               0.00            104,640.50              0.00           104,640.50

B-2                        10.5000%               0.00            128,301.25              0.00           128,301.25

X                                         2,651,642.16            662,569.16              0.00                 0.00

R                                                 0.00                  0.00              0.00                 0.00

Service Fee                 1.0000%               0.00            205,409.88              0.00           205,409.88

Current Trustee Fees                                                                                       4,500.00

                                    --------------------------------------------------------------------------------------
Total                                     2,651,642.16          1,398,290.87              0.00           740,221.71
                                    ======================================================================================

 All Certificates                         2,651,642.16          2,470,081.35              0.00         1,812,012.19
                                    ======================================================================================

                                Ending               Beginning                                    Current
                              Carry-Over            Carry-Over              Current             Carry-Over
Subordinate                Priority Interest         Writedown             Writedown             Writedown              Writedown
Certificates                    Balance            Int. Balance          Int. Accrued          Int. Accrued           Interest Paid
                      --------------------------------------------------------------------------------------------------------------
M-1                              0.00                  0.00                  0.00                  0.00                    0.00


M-2                              0.00                  0.00                  0.00                  0.00                    0.00


B-1                              0.00                  0.00                  0.00                  0.00                    0.00

B-2                              0.00                  0.00                  0.00                  0.00                    0.00

X                        3,314,211.32

R                                0.00

Service Fee                      0.00

Current Trustee Fees

                        ------------------------------------------------------------------------------------------------------------
Total                    3,314,211.32                  0.00                  0.00                  0.00                    0.00
                        ============================================================================================================

 All Certificates        3,314,211.32                  0.00                  0.00                  0.00                    0.00
                        ============================================================================================================


                             Ending            Interest
                           Carry-Over          Paid Per
Subordinate                Writedown             1000             Total Class
Certificates              Int. Balance       Denomination        Distribution
                       ---------------------------------------------------------
M-1                         0.00                7.07500          188,619.50


M-2                         0.00                7.41667          108,750.58


B-1                         0.00                7.85000          104,640.50

B-2                         0.00                8.75000          128,301.25

X                                                                      0.00

R                                                                      0.00

Service Fee                                                      205,409.88

Current Trustee Fees                                               4,500.00

                       -------------------                     ---------------
Total                       0.00                                 740,221.71
                       ===================                     ===============

 All Certificates           0.00                               4,327,000.59
                       ===================                     ===============


                         Cumulative X Interest Shortfall       3,314,211.32
                         Cumulative Accelerated Prin. Disb.   (3,199,465.50)
                                                              ----------------
                         Cumulative Losses                       114,745.82
                                                              ================